EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP
                               2550 Hanover Street
                        Palo Alto, California 94304-1115



February 13, 2001



eGain Communications Corporation
455 W. Maude Avenue
Sunnyvale, California 94086

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel for eGain Communications Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of the offer and sale under the Securities Act of 1933, as amended (the "Securities Act"), of 22,373,370 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, pursuant to the Company's Registration Statement on Form S-3 (such Registration Statement, as amended, is herein referred to as the "Registration Statement"), on behalf of those certain selling stockholders named therein (the "Selling Stockholders"). The Shares being offered by the Selling Stockholders include up to (i) 18,445,445 shares of Common Stock issuable upon conversion of the Company's 6.75% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"); (ii) 3,826,322 shares of Common Stock issuable upon the exercise of warrants (the "Private Placement Warrants") issued in connection with the Series A Preferred Stock; and (iii) 101,603 shares of Common Stock issuable upon the exercise of warrants issued to the placement agent (the "Placement Agent Warrants") in connection with the private placement of the Series A Preferred Stock and the Private Placement Warrants. In this regard we have participated in the preparation of the Registration Statement.

         We are of the opinion that the Shares to be issued upon conversion of the Series A Preferred Stock, and upon exercise of the Private Placement Warrants and the Placement Agent Warrants, have been duly authorized and when issued, delivered and paid for in accordance with the terms of the respective governing instruments, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.



                                Very truly yours,



                                /s/ PILLSBURY WINTHROP LLP

                                PILLSBURY WINTHROP LLP